UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 7, 2005
                                                ------------------------------


                           GK INTELLIGENT SYSTEMS, INC.
------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

        Delaware                  000-22057                   76-0513297
------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                (IRS Employer
    of incorporation)             File Number)            Identification No.)


  432 Park Avenue South, 2nd Floor, New York, NY                10016
------------------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code      (646) 437-3614
                                                  ----------------------------


------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2005, our Board of Directors approved a Certificate of Designation for Series C Convertible Preferred Stock. The Certificate of Designation for the Series C Convertible Preferred Stock was filed with the Delaware Secretary of State on April 7, 2005. The Series C Convertible Preferred Stock can convert into common stock after June 1, 2005 at the rate of one share of Series C Stock for eight hundred shares of common stock, subject to adjustment. Each share of Series C Stock has eight hundred votes, subject to adjustment, and votes with the common stock as a class together.

The foregoing description of the terms and conditions of the Series C Convertible Preferred stock is qualified in its entirety by, and made subject to, the more complete information set forth in the Certificate of Designation of the Series C Convertible Preferred Stock attached to this Report as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

4.1    Certificate of Designation for Series C Convertible Preferred Stock




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GK Intelligent Systems, Inc.
                                 ---------------------------------------------
                                              (Registrant)
Date  April 13, 2005
     ------------------------
                                         /s/  Gary F. Kimmons
                                 ---------------------------------------------
                                                (Signature)

                                 Print Name:  Gary F. Kimmons
                                 Title:  President and Chief Executive Officer